SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2010

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the “Annual Meeting”) on April 27, 2010 in Frankfort, Kentucky. At the Annual Meeting, the shareholders approved three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1

Registrant’s shareholders elected thirteen individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
E. R. Brooks	342,366,348	3,824,758	1,879,582	57,339,295
Donald M. Carlton	341,064,775	4,862,422	2,143,491	57,339,295
James F. Cordes	341,882,025	4,513,203	1,675,460	57,339,295
Ralph D. Crosby, Jr.	341,421,366	4,482,291	2,167,031	57,339,295
Linda A. Goodspeed	343,414,088	2,820,327	1,836,273	57,339,295
Thomas E. Hoaglin	326,309,388	5,252,929	16,508,371	57,339,295
Lester A. Hudson, Jr.	337,753,478	5,130,040	5,187,170	57,339,295
Michael G. Morris	328,824,680	6,862,461	12,383,547	57,339,295
Lionel L. Nowell III	329,051,746	2,978,059	16,040,883	57,339,295
Richard L. Sandor	343,562,038	2,747,159	1,761,491	57,339,295
Kathryn D. Sullivan	342,907,204	2,690,272	2,473,212	57,339,295
Sara Martinez Tucker	343,597,085	2,782,599	1,691,004	57,339,295
John F. Turner	340,403,350	2,748,043	4,919,295	57,339,295

Proposal 2

Registrant’s shareholders approved the Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
322,192,714	22,837,340	3,040,634	57,339,295

Proposal 3

Registrant’s shareholders approved the appointment of Deloitte & Touche LLP as the Registrant’s independent registered public accounting firm for the 2010 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
398,963,697	4,916,460	1,529,826	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

April 28, 2010